      As filed with the Securities and Exchange Commission on June 5, 1997
                                                          Registration No. 333-
-------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                KITTY HAWK, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

             DELAWARE                                75-2564006
-------------------------------          ------------------------------------
(State or other jurisdiction of          (I.R.S. Employer Identification No.)
 incorporation or organization)

               1515 WEST 20TH STREET
                 P.O. BOX 612787
DALLAS/FORT WORTH INTERNATIONAL AIRPORT, TEXAS          75261
----------------------------------------------        ----------
  (Address of Principal Executive Offices)            (Zip Code)


       KITTY HAWK, INC. AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

                    ---------------------------------------
                            (Full title of the Plan)

                               M. TOM CHRISTOPHER
                            CHIEF EXECUTIVE OFFICER
                             1515 WEST 20TH STREET
                                P.O. BOX 612787
              DALLAS/FORT WORTH INTERNATIONAL AIRPORT, TEXAS 75261
              ----------------------------------------------------
                    (Name and address of agent for service)

                                 (972) 456-2200
       -----------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                                With a copy to:
                                MICHAEL M. BOONE
                                 GREG R. SAMUEL
                             Haynes and Boone, LLP
                                901 Main Street
                             3100 NationsBank Plaza
                            Dallas, Texas 75202-3789
                                 (214) 651-5000

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------
Title of Securities             Amount         Maximum Offering         Proposed Maximum              Amount
To Be Registered            To Be Registered    Price Per Share     Aggregate Offering Price   of Registration Fee
------------------------------------------------------------------------------------------------------------------
Common Stock
$.01 par value . . . .         100,000 shares(1)      $15.50 (2)           $1,550,000(2)             $469.70(2)
------------------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement covers an indeterminate amount of interests to offered or sold pursuant to the Kitty Hawk, Inc. Amended and Restated Employee Stock Purchase Plan.

(2) The offering price per share, the aggregate offering price and the registration fee have been calculated in accordance with paragraphs (c) and (h)(1) of Rule 457 promulgated under the Securities Act of 1933 based on the average of the high and low sale prices for the Company's Common Stock reported on the NASDAQ National Market on June 2, 1997 ($15.50 per share).



------------------------------------------------------------------------------

                 THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS
                 COVERING SECURITIES THAT HAVE BEEN REGISTERED
                        UNDER THE SECURITIES ACT OF 1933

                 NOTICE TO PARTICIPANTS IN THE KITTY HAWK, INC.
               AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

         Accompanying this Notice is a summary of the Kitty Hawk, Inc. Amended and Restated Employee Stock Purchase Plan (the "Plan") which you are encouraged to read carefully.

         Kitty Hawk, Inc. (the "Company") has filed a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") with respect to the shares issuable pursuant to the Plan. The Registration Statement incorporates by reference the following documents:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1996;

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended November 30, 1996;

         (c) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

         (d)     The Company's Form 8-K dated December 4, 1996;

         (e) The Company's Transition Report on Form 10-K for the transition period from September 1, 1996 to December 31, 1996;

         (f) The Company's Amendment to its Transition Report on Form 10-K/A filed with the Commission on April 7, 1997; and

         (g) The description of Common Stock set forth in "Item 1. Description of Registrant's Securities to be Registered," included in the Company's Registration Statement on Form 8-A as filed with the Commission on October 1, 1996.

         In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered by the Registration Statement have been sold, or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference in the Registration Statement and to be a part of the Registration Statement from the date of the filing of such documents. All documents incorporated by reference in the Registration Statement are also incorporated herein by reference.

         The Company shall provide without charge to each person, including any beneficial owner, to whom this document is delivered, upon written or oral request of such person: (1) a copy of any and all information that has been incorporated by reference in this document (excluding exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference in the information that this document incorporates); (2) a copy of other documents required to be delivered to employees pursuant to Rule 428(b) of the Securities Act of 1933; and (3) a copy of all reports, proxy statements and other communications distributed by the Company to its stockholders generally, if the participant requesting such documents has not otherwise received them. Requests should be directed to:

Kitty Hawk, Inc.
1515 West 20th Street
P.O. Box 612787
Dallas/Fort Worth International Airport, Texas 75261
Telephone: (214) 456-2200
Attn:  Human Resources



                ---------------------------------------------

                       This Notice is dated June 5, 1997.

                 THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS
                 COVERING SECURITIES THAT HAVE BEEN REGISTERED
                        UNDER THE SECURITIES ACT OF 1933

                                KITTY HAWK, INC.

                             ----------------------

                                KITTY HAWK, INC.
               AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

                             ----------------------

                         100,000 SHARES OF COMMON STOCK
                           (PAR VALUE $.01 PER SHARE)

         This Prospectus covers an aggregate of 100,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), of Kitty Hawk, Inc., a Delaware corporation, which may be purchased by employees pursuant to the Kitty Hawk, Inc. Amended and Restated Employee Stock Purchase Plan (the "Plan"). As used in this Prospectus, the term "Company" refers to Kitty Hawk, Inc. and its majority-owned subsidiaries, unless the context indicates otherwise.

         Each offer made pursuant to this Prospectus is made at the price and on the terms and conditions contained in the award agreement executed or to be executed by the recipient of an award.

         This Prospectus may not be used for reoffers or resales of Common Stock acquired by affiliates of the Company within the meaning of Rule 405 promulgated under the Securities Act of 1933, as amended (the "1933 Act"). Under existing laws and regulations, any such reoffers or resales by affiliates must be made either (i) pursuant to Rule 144 under the 1933 Act, or (iii) by means of a separate prospectus relating to a registration statement that has been declared effective under the 1933 Act. See "Resales by Participants."

         The mailing address of the Company's principal executive offices is 1515 West 20th Street, P.O. Box 612787, Dallas/Fort Worth International Airport, Texas 75261. The Company's telephone number is (972) 456-2200. If you desire additional information about the Plan and its administration, please call or write Human Resources, at the telephone number or address listed above.

                             ----------------------

             THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
                BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY
             STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND
                  EXCHANGE COMMISSION OR ANY STATE SECURITIES
                COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
                   OF THIS PROSPECTUS.  ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.

                             ----------------------

                  The date of this Prospectus is June 5, 1997.

         No person has been authorized to give any information or to make any representation in connection with the distribution of Common Stock to which this Prospectus relates other than those contained herein and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). These reports, proxy and information statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at its principal offices at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material may be obtained upon the payment of prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov.

         The Company has filed with the Commission a Registration Statement on Form S-8 (the "Registration Statement") under the 1933 Act for the registration of the securities being offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission.

                          SUMMARY OF KITTY HAWK, INC.
               AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

         The Company's Board of Directors adopted and approved the Plan on September 3, 1996. The Plan may be terminated by the Board of Directors of the Company at any time. The statements contained herein concerning the terms and provisions of the Plan are summaries and do not purport to be complete. All such statements are qualified in their entirety by reference to the full text of the Plan filed as Exhibit 10.30 to the Company's Registration Statement on Form S-1 (NO. 333-08307) dated as of October 8, 1996.

GENERAL

         The purpose of the Plan is to encourage employees of the Company to acquire an ownership interest in the Company through the purchase of shares of Common Stock of the Company on a tax-favored basis. The Plan is intended to enhance shareholder value by aligning employee efforts with the financial success of the Company. The Plan is also intended to enhance employee benefits and improve employee retention through the use of a convenient payroll-based savings vehicle that is tax favored.

         The aggregate number of shares of Common Stock which may be issued under the Plan is 100,000 shares, subject to proportionate adjustment in the event of stock splits and similar events.

         Nothing in the Plan confers upon any employee any right to continue in the employ of the Company or to interfere in any way with the right of the Company to terminate the employment of any person at any time.

ADMINISTRATION

         The Plan will be interpreted and administered by the Compensation Committee (the "Committee") of the Board of Directors, which must be comprised solely of at least two outside directors of the Company. Each member of the Committee must also be at the time of his appointment and while serving as a member thereof a "Non-Employee Director" as such term is defined in Rule 16b-3 promulgated under the 1934 Act. The members of the Committee are presently Ted
J.  Coonfield and Lewis S. White.

         The Plan is required to file an Annual Report on Form 11-K with the Securities Exchange Commission within 90 days after the end of each calendar year. The Company is required to deliver a copy of the Plan's Annual Report on Form 11-K to each Plan Participant who requests a copy.

ELIGIBILITY

         All employees of the Company who have completed at least one year of service, work at least twenty (20) hours a week and are employed by the Company for at least five (5) months per calendar year are eligible to participate in the Plan. Participation in the Plan is voluntary. All eligible employees may enroll to participate in the Plan by completing a written payroll deduction authorization provided by the Committee. Employees that elect to participate in the Plan are referred to as "Participants". Notwithstanding any provision of the Plan to the contrary, no Employee shall be granted an option to purchase shares under this Plan:

         (a) if such employee, immediately after the option is granted, owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or a Parent or a Subsidiary of the Company. For purposes of determining share ownership, the rules of Section 424(d) of the Internal Revenue Code shall apply, and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee; or

         (b) which permits the stock which an employee may purchase under all employee stock purchase plans of the Company and its parent and subsidiary corporations to accrue at a rate which exceeds $25,000 of the fair market value of such stock, determined as of the applicable offering commencement date (described below), each calendar year in which such option is outstanding at any time. The term "accrue" shall be interpreted in accordance with Section 423 (b) (8) of the Internal Revenue Code.

AMENDMENT OF THE PLAN

         The Plan provides that the Company's Board of Directors may, from time to time, amend the Plan without the consent of the Company's stockholders. The Committee may at any time alter or amend any or all Award agreements under the Plan to comply with any laws that govern such agreements.

STOCK PURCHASES

         The Plan provides for a Participant to be able to purchase Common Stock at a discount from the market price of the Common Stock. The stock available to be purchased under the Plan is offered in semi-annual offerings as determined by the Committee until all the stock set aside under the Plan has been issued. The purchase price for a share of stock in an offering is the lesser of (i) 85% of the fair market value of the Company's Common Stock on the "exercise date" or (ii) 85% of the fair market value of the Company's Common Stock on the immediately preceding "offering commencement date". An exercise date will occur on or about each December 31st and June 30th during the term of the Plan. The first offering commencement date will be July 1, 1997, and subsequent offering commencement dates will occur on or about the day that immediately follows an exercise date. The fair market value of a share is the closing price per share as reported on the national securities exchange on which the Company's stock is listed on the exercise date or previous offering commencement date, whichever is applicable, or the nearest prior business day on which trading occurs.

         Participants accumulate funds to purchase the stock through their payroll deductions. The Company credits a Participant's Plan Account with the funds withheld each payroll period. On each exercise date, the Participant's Plan Account is used to purchase the maximum number of shares as the money that has accumulated in the Participant's Plan Account will allow. However, a Participant has the option to purchase a maximum of 2,000 shares during each offering. If on any exercise date the amount of cash credited to the Participant's Account Plan is insufficient to purchase all of his allocable shares, the Participant's right to purchase such shares will immediately terminate and any cash remaining in the Participant's Plan Account will be distributed to the Participant without interest. The Committee may declare a minimum authorized payroll deduction in order to limit administrative expenses associated with the Plan.

         Until a Participant elects to terminate payroll deductions, the Participant's option to purchase shares will be automatically exercised on behalf of the Participant on each offering.

         If you wish to participate in the Plan, you must complete a payroll deduction form authorizing a payroll deduction (the "Authorization Form"). By completing the Authorization Form and forwarding it to Human Resources, you authorize regular deductions, post-tax, from your pay, starting on the first exercise date.

         The Company may use all of the funds it receives or holds under the Plan for general corporate purposes. Therefore, the Company's creditors may under certain circumstances be able to make claims against those funds. Although the Company does not expect any difficulties in returning your funds if you withdraw from the Plan, the Company can give you no assurance that it will be able to return the amount accumulated in your Participant Plan Account if you do withdraw from the Plan.

WITHDRAWAL, DEATH OR TERMINATION

         For any reason, a Participant may terminate payroll deductions at any time by fifteen (15) days prior written notice to the Committee.

         In the event of death of a Participant prior to the termination date of the Plan, the beneficiary or beneficiaries designated by the Participant under the Plan may give notice to the Committee, within ninety days after the death of the Participant, of the beneficiary's or beneficiaries' election to purchase the number of full shares which the accumulated payroll deductions in the account of such deceased Participant will purchase at the option price specified in the Plan (which may not be less than 85% of the fair market value of the shares on the previous offering commencement date, if such purchase occurs before the exercise date), and upon such notice the deceased Participant's accumulated payroll deductions shall be used to purchase such shares within three months after the date of the Participants' death. The balance in the Participant's individual account after the purchase of such shares shall be distributed in cash without interest. If no such notice is received by the Committee within such ninety days, the Participant's accumulated payroll deductions held in the individual account will be distributed to such beneficiary or beneficiaries in cash without interest.

         Upon termination of the Participant's employment with the Company for any reason other than the death of the Participant during an offering period, the accumulated payroll deductions credited to the Participant's account will be returned to the Participant without interest.

         Subject to compliance with Section 16 of the 1934 Act, if a Participant makes a request to withdraw accumulated payroll deductions under the Plan, the Participant will not be eligible to participate in the Plan earlier than the next subsequent offering commencement date following the date of such withdrawal request, based on procedures established by the Committee.

CERTAIN FEDERAL INCOME TAX ASPECTS

         The following statements are based on current federal income tax laws and regulations and are subject to change if the tax laws and regulations or interpretation thereof change.

         In general, no federal income tax will be recognized by a Participant and no deduction will be allowed to the Company at the time the stock is offered to the Participant or the date the stock is purchased on behalf of the Participant under the Plan. When the stock purchased under the Plan is sold, provided the Participant holds the stock for more than two years from the date of the offering and more than one year from the date of purchase, the Participant will recognize long term capital gain or loss equal to the difference between the proceeds of sale and the purchase price for the stock. If these holding period requirements under the Code are not satisfied, the sale of stock is treated as a "Disqualifying Disposition," and the Participant must notify the Company in writing of the date and terms of the Disqualifying Disposition. If the purchase price of the stock is less than 100% of the fair market value of the stock at the date of the Disqualifying Disposition, the Participant will also recognize ordinary income on the date the stock is sold in an amount equal to the difference between the fair market value of the stock at the date of the Disqualifying Disposition and the purchase price.

         Any capital gain or loss recognized by the Participant will be long term or short term depending upon the holding period for the stock sold. The Company may claim a deduction at the time of the Disqualifying Disposition equal to the amount of the ordinary income the Participant realizes.

RESALES BY PARTICIPANTS

         Common Stock awarded under the Plan may be resold only in compliance with the requirements of the 1933 Act and applicable state securities laws.

         Persons not deemed to be "affiliates" of the Company as defined in Rule 405 promulgated pursuant to the 1933 Act may resell shares of Common Stock awarded pursuant to the Plan from time to time without limitation as to either the quantity of Common Stock sold or the period during which such Common Stock was held, provided a registration statement under the 1933 Act covering the issuance of such Common Stock is in effect.

         Persons who are "affiliates" of the Company as defined in Rule 405 promulgated pursuant to the 1933 Act may resell shares acquired pursuant to the Plan only (i) in accordance with the provisions of Rule 144 of the 1933 Act (except that such affiliate is not required to meet the one-year holding period requirement of Rule 144 if such Common Stock is acquired while a registration statement covering the issuance of such shares is in effect) or some other exemption from registration under the 1933 Act, or (ii) pursuant to an effective registration statement. This Prospectus and the Registration Statement may not be used in connection with any reoffers or resales by "affiliates" of the Company.

         An "affiliate" of the Company, as defined in Rule 405 promulgated pursuant to the 1933 Act, is a person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company. The determination of whether a person is an affiliate of the Company is primarily a factual one based upon whether he or she possesses, directly or indirectly, individually or in concert with others, the power to direct or cause the direction of the management or policies of the Company, whether through the ownership of voting stock, by executive position, by membership on the Company's Board of Directors, by contract or otherwise. Therefore, each participant should consult legal counsel concerning whether he or she is an affiliate of the Company and therefore is subject to restrictions under the 1933 Act on resales of Common Stock acquired pursuant to the Plan.

         In order to ensure compliance with applicable securities laws, certain participants may be requested (i) to agree not to dispose of any shares of Common Stock awarded under the Plan except under certain circumstances and (ii) to consent to the giving of stop-transfer instructions to the Company's transfer agent with respect to such certificates and to the placing of restrictive legends on each certificate received.

         Section 16 of the 1934 Act provides, among other things, that any person who is a beneficial owner of more than 10% of an equity security of a company registered under the 1934 Act (as determined by reference to the rules promulgated under Section 16 of the 1934 Act), is liable to the company for any profit realized from any purchase and sale (or any sale and purchase) of any equity security of such company within a period of less than six months, irrespective of the intention on the part of such person in entering into the transaction. In order to comply with the regulations under Section 16 of the 1934 Act, any participant who is a 10 percent or greater stockholder of the Company and is not an officer or director of the Company may not transfer Common Stock awarded under the Plan until six months have expired from the date the Common Stock is received by such participant. Prior to the acquisition or disposition of any shares of Common Stock (including shares acquired through participation in the Plan), persons affected should consult with legal counsel. Common Stock awarded to officers and directors pursuant to the terms of the Plan is exempt from the provisions of Section 16 of the 1934 Act, notwithstanding the amount of Common Stock such person already owns.

ERISA

         The Company believes that the Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

MISCELLANEOUS

         Except as specifically provided in the Plan, neither payroll deductions credited to a Participant's withdrawal account nor any rights with regard to the exercise of the option to receive shares under the Plan may be assigned, transferred, pledged or otherwise encumbered or disposed of in any way by the Participant, and any attempt to do so shall be null and void.

         Upon the dissolution or liquidation of the Company, or upon a reorganization, merger, or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all of the property or stock of the Company to another corporation, the holder of each option to purchase shares then outstanding under the Plan will thereafter be entitled to receive at the next exercise date upon the exercise of such option for each share as to which such option shall be exercised, as nearly as reasonably may be determined, the cash, securities, and/or property which a holder of one share was entitled to receive upon and at the time of such transaction. Alternatively, the Committee may designate that the dissolution or liquidation of the company shall cause each outstanding option to terminate, provided in such event that immediately prior to such dissolution or liquidation, each Participant shall be repaid the payroll deductions credited to the Participant's account without interest.

                                    PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         Kitty Hawk, Inc. (the "Company") hereby incorporates by reference the following documents filed with the Securities and Exchange Commission (the "Commission"):

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1996;

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended November 30, 1996;

         (c) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

         (d)     The Company's Form 8-K dated December 4, 1996;

         (e) The Company's Transition Report on Form 10-K for the transition period from September 1, 1996 to December 31, 1996;

         (f) The Company's Amendment to its Transition Report on Form 10-K/A filed with the Commission on April 7, 1997; and

         (g) The description of Common Stock set forth in "Item 1. Description of Registrant's Securities to be Registered," included in the Company's Registration Statement on Form 8-A as filed with the Commission on October 1, 1996.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date such documents are filed.

Item 5.  Interests of Named Experts and Counsel.

                                 Legal Matters

         The validity of the shares of Common Stock being sold in this offering will be passed upon for the Company by Haynes and Boone, LLP of Dallas, Texas, special counsel to the Company.

                                    Experts

         The consolidated financial statements of Kitty Hawk, Inc. appearing in Kitty Hawk, Inc.'s Annual Report on Form 10-K for the fiscal year ended August 31, 1996 and Transition Reports on Form 10-K and 10-K/A for the transition period from September 1, 1996 to December 31, 1996 have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.

Item 6.  Indemnification of Directors and Officers

         The Company's Certificate of Incorporation provides that no director of the Company will be personally liable to the Company or any of its stockholders for monetary damages arising from the director's breach of fiduciary duty as a director. However, this does not apply with respect to any action in which the director would be liable under Section 174 of the General Corporation Law of the State of Delaware ("Delaware Code") nor does it apply with respect to any liability in which the director (i) breached his duty of loyalty to the Company or its stockholders; (ii) did not act in good faith or, in failing to act, did not act in good faith; (iii) acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or (iv) derived an improper personal benefit.

         The Certificate of Incorporation of the Company provides that the Company shall indemnify its directors and officers and former directors and officers to the fullest extent permitted by the Delaware Code. Pursuant to the provisions of Section 145 of the Delaware Code, the Company has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee, or agent of the Company, against any and all expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with such action, suit, or proceeding. The power to indemnify applies only if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         The power to indemnify applies to actions brought by or in the right of the Company as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct unless the court, in its discretion, believes that in light of all the circumstances indemnification should apply.

         The statute further specifically provides that the indemnification authorized thereby shall not be deemed exclusive of any other rights to which any such officer or director may be entitled under any bylaws, agreements, vote of stockholders or disinterested directors, or otherwise.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

Item 8.  Exhibits

Exhibit No.      Exhibit
-----------      -------
   4.1     -     Specimen Common Stock Certificate, filed as Exhibit 4.1 to the Company's Registration Statement on Form
                 S-1 (No. 333-8307) dated as of October 1996 (the "1996 Form S-1") and incorporated by reference herein.

   4.2     -     Certificate of Incorporation of the Company, filed as Exhibit 3.1 to the Company's Registration
                 Statement on Form S-1 (No. 33-85698) dated as of December 1994 (the "1994 Form S-1") and incorporated by reference herein.

   4.3     -     Bylaws of the Company, filed as Exhibit 3.2 to the 1994 Form S-1 and incorporated by reference herein.

   4.4     -     Amendment No. 1 to the Certificate of Incorporation of the Company, filed as Exhibit 3.3 to the 1994
                 Form S-1 and incorporated by reference herein.

   4.5     -     Amendment No. 1 to the Bylaws of the Company, filed as Exhibit 3.4 to the 1994 Form S-1 and incorporated by reference herein.

   4.6     -     Kitty Hawk, Inc. Amended and Restated Employee Stock Purchase Plan, filed as Exhibit 10.30 to the 1996
                 Form S-1 and incorporated by referenced herein.

  *5.1     -     Opinion of Haynes and Boone, LLP with respect to validity of issuance of securities.

 *23.1     -     Consent of Ernst & Young LLP.

 *23.2     -     Consent of Haynes and Boone, LLP (included in Exhibit 5.1).

----------------

         *  Filed herewith.

Item 9.  Undertakings

         (a)     The undersigned registrant hereby undertakes:

                 (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                 (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                 (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange

Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                        SIGNATURES AND POWER OF ATTORNEY

THE COMPANY:

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 5th day of June, 1997.


                                        KITTY HAWK, INC.


                                        By:  /s/ Richard R. Wadsworth
                                           ------------------------------------
                                                 Richard R. Wadsworth

                                           Senior Vice President - Finance,
                                           Chief Financial Officer, Secretary,
                                                     and Director


KITTY HAWK, INC. AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN:

Pursuant to the requirements of the Securities Act of 1933, the administrator of the Kitty Hawk, Inc. Amended and Restated Employee Stock Purchase Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on the 5th day of June, 1997.

                                        KITTY HAWK, INC. AMENDED AND RESTATED
                                        EMPLOYEE STOCK PURCHASE PLAN

                                        By:  KITTY HAWK, INC. AMENDED AND
                                             RESTATED EMPLOYEE STOCK
                                             PURCHASE PLAN COMMITTEE


                                             By: /s/ Ted J. Coonfield
                                                -------------------------------
                                             Name: Ted J. Coonfield
                                                  -----------------------------
                                             Title:   Director
                                                   ----------------------------


KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Tilmon J. Reeves and Richard R. Wadsworth, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission and any state securities regulatory board or commission any documents relating to the proposed issuance and registration of the securities offered pursuant to this Registration Statement on Form S-8 under the Securities Act of 1933, including any amendment or amendments relating thereto (and any additional Registration Statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933, including any amendment or amendments relating thereto), with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 5th day of June, 1997.


                 Name                                         Capacities
                 ----                                         ----------
 /s/ M. Tom Christopher                            Chairman of the Board of Directors,
-------------------------------------------        and Chief Executive Officer
           M. Tom Christopher

 /s/ Tilmon J. Reeves                              President, Chief Operating Officer,
-------------------------------------------        and Director
            Tilmon J. Reeves

 /s/ Richard R. Wadsworth                          Senior Vice President - Finance,
-------------------------------------------        Chief Financial Officer (Principal Financial
          Richard R. Wadsworth                     and Accounting Officer), and Director


 /s/ Ted J. Coonfield                              Director
-------------------------------------------
            Ted J. Coonfield

 /s/ James R. Craig                                Director
-------------------------------------------
             James R. Craig

 /s/ Robert F. Grammer                             Director
-------------------------------------------
            Robert F. Grammer

 /s/ Lewis S. White                                Director
-------------------------------------------
             Lewis S. White

                                 EXHIBIT INDEX


Exhibit No.      Description
-----------      -----------
   4.1     -     Specimen Common Stock Certificate, filed as Exhibit 4.1 to the
                 Company's Registration Statement on Form S-1 (No. 333-8307)
                 dated as of October 1996 (the "1996 Form S-1") and incorporated by reference herein.

   4.2     -     Certificate of Incorporation of the Company, filed as Exhibit
                 3.1  to the Company's Registration Statement on Form S-1 (No.
                 33-85698) dated as of December 1994 (the "1994 Form S-1") and incorporated by reference herein.

   4.3     -     Bylaws of the Company, filed as Exhibit 3.2 to the 1994 Form
                 S-1 and incorporated by reference herein.

   4.4     -     Amendment No. 1 to the Certificate of Incorporation of the
                 Company, filed as Exhibit 3.3 to the 1994 Form S-1 and
                 incorporated by reference herein.

   4.5     -     Amendment No. 1 to the Bylaws of the Company, filed as Exhibit
                 3.4 to the 1994 Form S-1 and incorporated by reference herein.

   4.6     -     Kitty Hawk, Inc. Amended and Restated Employee Stock Purchase
                 Plan, filed as Exhibit 10.30 to the 1996 Form S-1 and
                 incorporated by referenced herein.

  *5.1     -     Opinion of Haynes and Boone, LLP with respect to validity of issuance of securities.

 *23.1     -     Consent of Ernst & Young LLP.

 *23.2     -     Consent of Haynes and Boone, LLP (included in Exhibit 5.1).

-----------------

         *  Filed herewith.